UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 24, 2015 (December 18, 2015)

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55200	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01      Completion of Acquisition or Disposition of Assets.

Background

On December 18, 2015, pursuant to the transactions described below, Moody National REIT I, Inc. (the “Company”), acquired an interest in a TownePlace Suites hotel property located in Fort Worth, Texas (the “Ft. Worth Hotel”) from the current tenant-in-common owners (“TIC Owners”) of the Ft. Worth Hotel for an aggregate purchase price of $10,494,624, exclusive of closing costs. The purchase price included the assumption by Moody Holding (defined below) of a loan secured by the Ft. Worth Hotel with an original principal amount of $7,840,000 (the “Property Loan”) originally made by Citigroup Global Markets Realty Corp. and currently held by U.S. Bank, NA (the “Lender”). See Item 2.03 of this Current Report on Form 8-K for an additional discussion of the Property Loan.

The Fort Worth Hotel is a 95-unit hotel constructed in 1998. It is located at the intersection of two major interstates: Interstate 20 and Interstate 35. Room amenities include a fully equipped kitchen, luxury bedding, free internet access and a workspace area, that includes a large desk and ergonomic chair. The Ft. Worth Hotel also features an outdoor pool, a fitness center and on-site guest laundry room.

Acquisition of the Property

Effective December 18, 2015, fifteen of the TIC Owners (the “Contributing Members”) contributed, transferred and granted good, indefeasible, fee simple title to their respective separate and undivided percentage ownership interests, in the Ft. Worth Hotel to Moody National International - Fort Worth Holding, LLC (“Moody Holding”), a wholly-owned subsidiary of MN Fort Worth Venture, LLC, a Delaware limited liability company and subsidiary of the Company’s OP (as defined below) (the “Joint Venture”), in exchange for 100% of the Class A membership interests (“Class A Interests”) of the Joint Venture. The tenant-in-common ownership interests in the Ft. Worth Hotel contributed to the Joint Venture by the Contributing Members are valued at $1,000 in the aggregate. In addition, effective December 18, 2015, Moody National Operating Partnership I, LP, a Delaware limited partnership and a wholly-owned subsidiary of the Company (the “OP”), contributed $100 in cash to the Joint Venture in exchange for 100% of the Class B membership interests (the “Class B Interests”) of the Joint Venture. Pursuant to the limited liability company operating agreement of the Joint Venture (the “JV Agreement”), the OP has also agreed to pay up to $3,461,306 in costs and fees and capital reserve requirements associated with the transfer of the Ft. Worth Hotel to the Joint Venture, estimated to include (i) a loan assumption fee of approximately $35,891, (ii) a franchise property improvement plan of approximately $2,688,795, (iii) a debt service reserve of approximately $95,385, (iv) payment of real estate taxes and outstanding accounts payable of an estimated $190,000, and (v) approximately $451,235 in other closing costs, including a disposition fee of $251,235 to Moody National Realty Company, L.P., an affiliate of the Company, all of which amounts will be deemed additional capital contributions by the OP to the Joint Venture in exchange for additional Class B Interests.

Pursuant to the JV Agreement, the OP will serve as the sole manager of the Joint Venture and will manage the business and affairs of the Joint Venture. Under the JV Agreement, the Contributing Members, as holders of the Class A Interests (“Class A Holders”), will have no voting or consent rights with respect to the management of the Joint Venture except as specifically set forth in the JV Agreement or as required by applicable law. Cash available for distribution to the members of the Joint Venture, as determined by the OP in its discretion as the manager, will be distributed as follows: first, 100% to the OP as the holder of the Class B Interests (the “Class B Holder”) until the Class B Holder has received cash distributions equal to a 12% annual, cumulative, non-compounded return on its unreturned capital contributions to the Joint Venture; second, 100% to the Class B Holder until the Class B Holder has received a return of 100% of its unreturned capital contributions to the Joint Venture; and third, 50% to the Class B Holder and 50% to the Class A Holders (in accordance with each Class A Holder’s respective membership interests in the Joint Venture).

1

Two of the TIC Owners elected not to contribute their respective tenant-in-common ownership interests in the Ft. Worth Hotel to the Joint Venture and instead elected to have their tenant-in-common ownership interests redeemed by Moody National Realty Company, L.P. for $1.00 and the assumption of the Property Loan by the Moody Holding.

Pursuant to a Mutual Release Agreement by and among the Company, the OP, the Joint Venture, Moody Holding, and the Contributing Members, each of the Contributing Members, on behalf of itself and its affiliates, has agreed to release and discharge the Company, the OP, the Joint Venture and Moody Holding and their respective affiliates from any and all claims, causes of action, liabilities or demands related to the acquisition of the Ft. Worth Hotel, subject to certain exceptions as set forth in the Mutual Release Agreement.

The Company intends to finance the OP’s additional capital contributions to the Joint Venture with proceeds from the Company’s ongoing public offering. In connection with the acquisition of the Ft. Worth Hotel, the Company’s advisor earned an acquisition fee of $108,000 and a debt financing fee of $71,700.

Leasing and Management of the Property

Moody Holding leases the Ft. Worth Hotel to Moody National International - Fort Worth MT, LLC, an indirect, wholly-owned subsidiary of the Company (the “Master Tenant”) pursuant to a Master Lease Agreement between Moody Holding and Master Tenant (the “Hotel Lease”). The Hotel Lease has a ten-year lease term, subject to one-year extensions in the event that the Franchise Agreement (as defined below) is still in effect as of the end of the lease term and in certain other circumstances; provided, however, that Moody Holding may terminate the Hotel Lease upon 45 days’ prior written notice to the Master Tenant in the event that Moody Holding contracts to sell the Ft. Worth Hotel to a non-affiliated entity, effective upon the consummation of such a sale of the Ft. Worth Hotel. Pursuant to the Hotel Lease, Master Tenant will pay an annual base rent of $1,100,000 per year for the first five years of the term of the Hotel Lease. The annual base rent paid by Master Tenant will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term. In addition, Master Tenant will pay an annual percentage rent, to the extent that such percentage rent is greater than the base rent due for such period, in an amount equal to (1) a fixed percentage of the Ft. Worth Hotel’s gross revenues for the previous year (as set forth in the Hotel Lease), minus (2) the amount of the annual base rent paid for the previous year. The annual percentage rent will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term.

The Master Tenant is party to a Relicensing Franchise Agreement, (the “Franchise Agreement”), with Marriott International, Inc. (“Marriott”) pursuant to which Marriott has granted Master Tenant a limited, non-exclusive right and franchise to establish and operate a hotel under the name “TownePlace Suites By Marriott.” The Franchise Agreement has a term expiring on December 31, 2016, subject to a possible extension until March 31, 2030 upon the Master Tenant’s satisfaction of certain requirements and the payment of an additional application fee to Marriott. Pursuant to the Franchise Agreement, the Master Tenant pays Marriott a monthly franchise fee equal to 5.0% of the Ft. Worth Hotel’s gross room sales (as defined in the Franchise Agreement) and a monthly marketing fund contribution equal to 1.5% of the Ft. Worth Hotel’s gross room sales for the period before January 1, 2016 and 2.0% of gross room sales beginning on January 1, 2016.

Moody National Hospitality Management, LLC, an affiliate of the Company (the “Property Manager”), manages the Ft. Worth Hotel pursuant to a Hotel Management Agreement between Property Manager and Master Tenant (the “Management Agreement”).The Master Tenant will pay the Property Manager a monthly base management fee in an amount equal to 3.0% of the Ft. Worth Hotel’s gross operating revenues (as defined in the Management Agreement) for the previous month. Each month during the term of the Management Agreement and for one month following the termination of the Management Agreement, the Property Manager will receive a $2,500 fee for providing centralized accounting services, which accounting services fee will be subject to annual increases based upon increases in the consumer price index. In addition, the Property Manager will receive a monthly revenue management services fee of $1,200. The Property Manager will also be eligible to receive additional fees for technical, procurement or other services provided by the Property Manager at the request of the Master Tenant.

2

The Management Agreement has an initial ten-year term, and thereafter will automatically renew for four consecutive five-year terms unless Property Manager or Master Tenant provides written notice of termination at least 180 days prior to the end of the then-current term. Master Tenant may terminate the Management Agreement on at least 30 days’ notice upon (1) a material breach, default, or noncompliance by Property Manager under the Management Agreement, (2) the operation of the Ft. Worth Hotel by the Property Manager in such a manner as to cause Marriott to require the removal of the Property Manager as the operator of the Ft. Worth Hotel or to give notice to the Master Tenant of its intent to terminate the Franchise Agreement, or (3) the Property Manager’s bankruptcy, dissolution, insolvency or liquidation or general assignment for the benefit of creditors, subject to cure provisions as described in the Management Agreement. In the event that Master Tenant terminates the Management Agreement for any reason other than Property Manager’s default or bankruptcy, the Master Tenant will pay the Property Manager a termination fee equal to the base management fee estimated to be earned by Property Manager for the remaining term of the Management Agreement, as adjusted for inflation and other factors.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Assumption of Property Loan

In connection with the acquisition of the Ft. Worth Hotel, Moody Holding assumed all of the obligations under the Property Loan pursuant to an assumption agreement. The Property Loan is evidenced by a fixed rate note. As of December 7, 2015, the principal balance outstanding under the Property Loan was $7,167,151.

The entire unpaid principal balance of the Property Loan and all accrued and unpaid interest thereon and all other amounts due under the Property Loan are due and payable in full on June 6, 2017 (the “Maturity Date”). Interest on the outstanding principal balance of the Property Loan accrues at a fixed per annum rate equal to 6.136%. In the event that, and so long as, any event of default has occurred and is continuing under the Property Loan, the outstanding principal balance of the Property Loan and any unpaid interest thereon will bear interest at a per annum rate equal to 11.136%, or the maximum rate permitted by law. In addition, in the event that any principal, interest or any other amount due under the Property Loan is not paid when due, Moody Holding will pay upon demand by the Lender a late charge in an amount equal to the lesser of (1) 5.0% of the amount of the overdue payment and (2) the maximum amount payable pursuant to applicable law. Moody Holding may not prepay the Property Loan in whole or in part prior to the third monthly payment date prior to the Maturity Date.

The performance of the obligations of Moody Holding under the Property Loan are secured by, among other things, a security interest in the Ft. Worth Hotel and other collateral granted to Lender pursuant to a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing.

The Company has agreed to irrevocably and unconditionally guarantee to Lender and its successors and assigns the payment and performance of Moody Holding’s payment obligations under the Property Loan, as and when they are due and payable, whether by lapse of time, by acceleration of maturity or otherwise, in the event that any voluntary or involuntary petition or proceeding for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by Moody Holding or against Moody Holding, without Lender’s prior consent. The Company has also agreed to be liable for, and indemnify, defend and hold Lender, its successors and assigns, and their respective shareholders, employees, officers, directors, and agents harmless from and against, any loss, damage, claim or other obligation (including reasonable attorneys’ fees and court costs) incurred by Lender arising out of or in connection with, among other things: (1) any fraud or intentional material misrepresentation by Moody Holding or any of its affiliates in connection with the Property Loan, (2) any application in violation of the loan documents by Moody Holding or any of its affiliates of any funds derived from the Ft. Worth Property, including security deposits, insurance proceeds and condemnation awards, (3) the seizure or forfeiture of the Ft. Worth Property, or any portion thereof, or Lender’s interest therein, resulting from criminal wrongdoing by Moody Holding or any of its affiliates or their respective agents, (4) material intentional physical waste of the Ft. Worth Property caused by the acts or omissions of Moody Holding or any of its affiliates and (5) any material default by Moody Holdings under certain provisions of the Mortgage.

3

Pursuant to an Assumption of Environmental Indemnity, Moody Holdings and the Company (together, the “Indemnitors”) have agreed to assume the indemnification obligations under the Environmental Liabilities Agreement (the “Environmental Indemnity”). Pursuant to the Environmental Indemnity, the Indemnitors jointly and severally indemnify and hold harmless the Lender and its officers, directors, employees and agents, from and against any losses, damages, costs, claims, suits or other liabilities that the Lender may suffer or incur arising from or related to (1) any release of or exposure to any hazardous substances at the Ft. Worth Hotel, (2) any non-compliance with or violations of any environmental laws in connection with the Ft. Worth Hotel or (3) any environmental remediation or any other environmental law; provided that the indemnification will not extend to any matters arising out of the gross negligence or willful misconduct of any indemnified party.

Item 9.01      Financial Statements and Exhibits.

(a)   Financial Statements.

It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)   Pro Forma Financial Information.

See paragraph (a) above.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2015	MOODY NATIONAL REIT I, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody Chief Executive Officer and President